SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): July 1, 2001



                             Greenbriar Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                      0-8187                    75-2399477
------------------------    ------------------------    ------------------------
(State of incorporation)     (Commission File No.)        (IRS Employer
                                                           Identification No.)

              14185 Dallas Parkway, Suite 650, Dallas, Texas 75240
          ------------------------------------------------------------
           (Address of principal execute offices, including zip code)


                                 (972) 407-8400
                              --------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.
---------------------

         On August 1, 2001, Registrant entered into agreements with LSOF Pooled Equity, L.P. to settle and resolve litigation over the amount and nature of LSOF's ownership of Registrant. The dispute had centered around the number of shares of Registrant's common stock and extent of control to which LSOF was entitled upon conversion of its Series F and G Preferred Stock and the amount then due under a "Make Whole Agreement." LSOF's position would have resulted in a change of voting control of Registrant to LSOF, which Registrant resisted in the litigation between the parties.

         Under the terms of the settlement, Registrant will repurchase all of LSOF's ownership interests in Registrant, and LSOF will release all claims in exchange for $4,000,000 in cash and the conveyance of 11 assisted living properties out of the 24 owned and operated by Registrant, subject to any indebtedness thereon. Registrant will then release LSOF from all claims. Registrant previously borrowed $12,000,000 from Vestin Mortgage to enable it to acquire two of the properties to be conveyed to LSOF. Closing of the settlement is expected to occur by the end of the third quarter and will be subject to receiving all required third party consents and approvals.

         With the litigation concluded, Registrant will devote its efforts to rebuilding its business by exploring attractive acquisitions in the assisted living industry and in the general real estate market. Registrant existed from 1981 to 1989 as a real estate investment trust. After a change in management in 1989, Registrant changed its primary focus to supplying products and services to the elderly, although it continued its business of investing in commercial real estate. Beginning in 1994, Registrant began liquidating its commercial real estate and devoting its efforts to the assisted living sector of the eldercare industry. Between 1995 and 1997, Registrant opened several residences and acquired four assisted living companies. Registrant's assisted living business, similar to the rest of the industry, has incurred ongoing financial losses resulting from vacancies, high turnover, regulatory impediments and a general state of over-building. Registrant believes the long term prospects for the assisted living industry are fundamentally sound and will continue to seek attractive acquisition candidates. However, Registrant will also seek to diversify its business by returning to its previously profitable operations in general real estate development and investments.

         On July 1, 2001, Registrant exchanged all outstanding shares of its Series D Preferred Stock having an issue price of $3,375,000 in exchange for a promissory note in the same principal amount, payable in two years plus interest at the rate of 10%. All such shares were owned by Sylvia M. Gilley, the wife of James R. Gilley, Chief Executive Officer.

Item 7.  Financial Interest and Exhibits.
----------------------------------------


(c)      Exhibits
         --------

         4.1.8. Certificate of Voting Powers, Designations, Preferences and Rights of Registrant's Series H Preferred Stock dated July 12, 2001.

         10.23.1.     Series H Convertible Preferred Stock Purchase Agreement.

         10.23.2.     Pledge Agreement.

         10.23.3.     Promissory Note to Vestin Mortgage.

         10.23.4.     Mortgage on La Villa, Roswell, New Mexico.

         10.23.5.     Deed of Trust on Camelot Assisted Living.

         10.24.1. Master Settlement Agreement dated July 31, 2001 with LSOF Pooled Equity, L.P.

         10.24.2.     Consent Agreement dated July 31, 2001.

         10.25.1 Promissory Note dated July 1, 2001 to Sylvia M. Gilley in the principal amount of $3,375000.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2001

                                   GREENBRIAR CORPORATION




                                   By:   /s/ Gene S. Bertcher
                                      ------------------------------------------
                                      Gene S. Bertcher, Executive Vice President





                                 Page 3 of 200